Exhibit 10.69

Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

COLLECTIVE RESOLUTION 2.0 MEMORANDUM OF AGREEMENT
This COLLECTIVE RESOLUTION 2.0 MEMORANDUM OF AGREEMENT ("MOA"), dated as of December 21, 2018 ("Effective Date"), is by and between The Boeing Company ("Boeing"), a Delaware corporation, and Spirit AeroSystems, Inc. ("Spirit"), a Delaware corporation. Boeing and Spirit sometimes are referred to herein individually as a "Party" and collectively as the "Parties.”
RECITALS

A.
The Parties have been in discussions regarding, among other things, pricing and other terms and conditions pertaining to all Derivatives and models of the 737, 747, 767, 777, and 787 programs (the "Programs").

B.	The Parties wish to memorialize their agreement on these matters in this MOA, in accordance with the terms set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

1.
Capitalized Terms. Capitalized terms used and not otherwise defined in this MOA will have the meanings ascribed thereto in SBP MS-65530-0016 ("Sustaining SBP"), SBP MS-65530- 0019 ("787 SBP"), GTA BCA-65530-0016 ("Sustaining GTA"), GTA BCA-65520-0032 ("787 GTA”), AA-65530-0010 (“Sustaining AA”), AA-65520-0026 (“787 AA”), and other related agreements or documents, as applicable (collectively, the "Contracts").

2.
Definitive Documentation. The Parties will negotiate and execute, in good faith, on or before January 31, 2019, such amendments to the Contracts and other documents (the "Definitive Documentation") as are necessary or desirable to carry out the agreements set forth in this MOA.

3.	Pricing Periods. The Parties are modifying the Pricing Periods for the models set forth in Table 1 below. The Parties will reconvene in 2028 to negotiate pricing beyond 2030.
Table 1

Program	Models	Pricing Period End Date
737NG/MAX	all Derivatives, including P8	12/31/2030
767	all Derivatives except 767-2C	12/31/2030
777	Freighters	12/31/2030
777X	all Derivatives	12/31/2030

4.
737 Pricing for Various Production Rates. 737 Prices, to be documented in SBP Attachment 1, will be discounted or increased depending upon the monthly production rate, per Table 2, below. The 737 P-8 will be used to calculate 737 production rates; however, the production rate-based discounts or increased pricing specified in Table 2 below do not apply to the 737 P-8 Products. In addition, the production rate-based discounts or increased pricing specified in Table 2 below do not apply to the 737 MAX Composite Inner Wall (CIW; reference Sustaining SBP Attachment 1D), which is included within the 737 MAX Thrust Reverser Prices listed in Sustaining SBP Attachment 1 Exhibit B.1.

Sustaining SBP Attachment 15 will be amended to incorporate a maximum production rate of [*****] APM (with mutually agreed minor model mix).

Table 2

5.
737MAX -8200 Delta Price to 737MAX -8. Attachment 1 will be updated to include the recurring Price of the 737MAX -8200 by adding [*****] ($[*****]) to the Non-Discounted Price of 737MAX-8 and will be subject to rate discounts, in complete settlement of, and based upon the configuration contained within, Spirit’s proposal ref# LET-18-11080 dated October 17, 2018. Reconciliation for 2018 deliveries will be completed by January 31, 2019.

6.
737 Rate [*****] Tooling and Capital Expenditures. Boeing will provide Spirit a fixed sum of [*****] dollars ($[*****]) for Spirit’s implementation of tooling and capital expenditures necessary to increase and maintain 737 production rates up to, and including, [*****] Shipsets per month. Commencing in [*****], Spirit will request authority to proceed (ATP) for appropriate amounts for long-lead items to protect the [*****] Shipsets rate. Upon approval, Boeing will issue the ATP(s) and Boeing will pay appropriate amounts for such long-lead items. The adjusted balance of the $[*****] will be paid in [*****] payments post Boeing’s Rate [*****] decision. Both parties will mutually work together to establish a reasonable rate [*****] incorporation timeline. Spirit will determine the allocation of the [*****] ($[*****]) between [*****] for rate [*****] APM.  Spirit will submit CTLs to Boeing for all associated Tooling.  The above payments are not contingent upon CTL submittal by Spirit or approval by Boeing.

7.
777X Recurring Price. Boeing will pay Spirit a recurring Price of $[*****] per Shipset for [*****] combined 777-8 and 777-9 Shipsets. Boeing will pay Spirit a recurring Price of $[*****] from Shipset [*****] and all subsequent 777-9 Shipsets through December 31, 2030. These Prices are inclusive of all changes to the 777-9 for which engineering has been released through the Effective Date. The Parties agree to negotiate a delta price for the 777-8 from the 777-9 non-discounted price of $[*****], which will not result in a retroactive adjustment in Price for the [*****] 777X Shipsets. Until a 777-8 price is negotiated for Shipsets [*****] and all subsequent 777-8 Shipsets, the agreed interim pricing is the then-current price for the 777-9. The Parties agree pricing negotiations will begin following delivery of the first 777-8 Shipset; with the intent to be completed within [*****] days. Once a pricing agreement is finalized, the Parties will reconcile interim pricing with the agreed-upon pricing, and a corresponding debit or credit, as applicable, will be made within [*****] days. The Parties will determine the pricing allocation among the associated end item deliverables and incorporate it into the Definitive Documentation.

8.
777X Recurring Price Discounts. All 777X minor models will be utilized to calculate production rates. The Prices will be discounted by [*****] percent ([*****]%), per Shipset, for all 777X minor models, excluding 777X Freighter, once the production rate exceeds [*****] 777X Shipsets per month. Application of price adjustments will be consistent with the applicable 737 methodology relative to rate measurements and when the discounts take effect. Such discount will not apply to the [*****] 777X Shipsets. Pricing and discounts for 777X Freighters will be negotiated at a later date. Sustaining SBP Attachment 15 will be amended to add 777X Derivatives, as applicable.

9.
777X Joint Cost Reduction. The Parties will identify cost reduction ideas and implement a cost reduction program for the 777X minor models that will be administered in a mutually agreed form similar to Attachment 32 of the Sustaining SBP. The Parties will share nonrecurring costs and savings equally.

10.
787 Recurring Price. Boeing will pay Spirit 787 recurring Product Prices of $[*****] per Shipset for Shipsets LN 1004 through [*****] and $[*****] per Shipset for Shipsets LN [*****] through 2205. These Prices are applicable to 787-8, -9, and -10 models. In addition to the aforementioned Prices, Boeing will pay Spirit a supplemental amount of $[*****] per 787-10 Shipset for 787-10 Shipsets LN 1004 through and including 2205 for the statement of work set forth in 787 SBP Attachment 31. There will be no risk sharing provisions following Shipset LN [*****]. The Parties will determine the pricing allocation among the associated end item deliverables and incorporate it into the Definitive Documentation.

11.
787 Joint Cost Reduction. The Parties will identify cost reduction ideas and implement a joint cost reduction program for the 787 that will begin no earlier than Shipset LN [*****] and after Spirit’s costs are below $[*****] per 787-8/-9 Shipset, and $[*****] per 787-10 Shipset. The 787 cost reduction program will be administered in a form to be mutually agreed by the Parties. Cost visibility data will be agreed as part of the Definitive Documentation. The Parties will share nonrecurring costs and savings equally.

12.
787 Advance Repayments. Spirit will suspend repaying Boeing $700,000 per Shipset, for repayment of advanced payments, beginning with Shipset LN 818. Spirit will resume the advance repayments at $450,319, per Shipset, beginning with Shipset LN 1135 and continuing through Shipset LN 1605. The Parties will determine the repayment allocation among the end item deliverables and incorporate into the Definitive Documentation.

13.
737MAX, 777X, and 787 Abnormal Escalation. The 787 SBP and Sustaining SBP Attachments 18 and 22, respectively (“Attachments”), will be updated for the 737MAX, 777X, and 787, to define Abnormal Escalation per the below, for the period beginning January 1, 2023 and ending December 31, 2030. Prior to January 1, 2023, the Attachments will remain unchanged. Beginning January 1,

2023, all other Programs and minor models will not be subject to escalation. Beginning January 1, 2031 the provisions of the Attachments in effect prior to the Effective Date will go back into effect.

13.1.
Beginning January 1, 2023, Recurring Product Prices for the 737MAX, 777X, and 787, will be adjusted for Abnormal Escalation as follows. In the event that escalation, as determined by a composite of the identified below indices, exceeds [*****] (“Abnormal Escalation”), the Prices for Recurring Products for the subsequent calendar year shall be adjusted by [*****]. Abnormal Escalation is calculated each year against the Prices for Recurring Products effective for that year and [*****]. The adjusted Prices for Recurring Products will [*****]

.
Any prolonged extraordinary inflation would be considered by the Parties to determine any mutually agreeable proper actions to be taken.

13.2.	Adjustments to the 737MAX, 777X, and 787 Product Prices for Recurring Products will be determined by the following economic indices:

A.	Material - [*****]

B.	Labor - [*****]

13.3.	Composite - Composite of [*****]% Labor and [*****]% Material.

13.4.	Special Notes:
In the event the U.S. Bureau of Labor Statistics discontinues or alters its current method of calculating the indices specified above, Boeing and Spirit shall agree upon an appropriate substitution for or adjustment to the indices to be employed herein.
All calculations will be held to a six (6) decimal place level of precision.
Indices shall be pulled on November 15th of each year.

14.	[*****]

15.
ASCO Acquisition. Spirit AeroSystems Belgium Holdings BVBA and its (ultimate) parent company, Spirit AeroSystems Holdings, Inc., intends to acquire ASCO Industries NV (the “Transaction”). Boeing is a party to supply contracts with ASCO Industries NV (inclusive of its affiliates and subsidiaries) that require Boeing’s consent to a change of control. Boeing will provide all required consent(s) upon the Effective Date, to be contingent upon the Transaction closing on or before June 30, 2020.

16.	Attachment 31: Annual Shipset Production Rate-Based Adjustment. Attachment 31 of the Sustaining SBP is deleted and marked “Reserved”.

17.
Complete Agreement. This MOA constitutes the complete and exclusive agreement between the Parties with respect to the subject matter set forth herein and supersedes all previous agreements between the Parties relating thereto, whether written or oral.

18.	Governing Law. This MOA is governed by the laws of the state of Washington, exclusive of Washington's conflict of laws principles.

19.
No Inducement. The Parties acknowledge and affirm that no promise or inducement that is not herein contained, other than as set forth in the Settlement and Release Agreement between the Parties made effective December 21, 2018, has been made or received, and that they have not relied upon any representation by the other Party about the nature or extent of any damages, or about the nature or extent of legal liability or financial responsibility of any person or entity, and that no such representation has induced them to enter into this MOA.

20.
No Admission of Liability; No Precedential Value. The Parties acknowledge that this MOA reflects a compromise resolution by the Parties of certain claims and that nothing contained in this MOA constitutes or will be construed as an acknowledgement or admission of liability or absence of liability in any way on the part of the Parties, each of which expressly denies any liability or wrongdoing in connection with such claims, and the Parties agree not to issue any public statement or comment to the contrary. The Parties agree that this MOA and the terms and conditions hereof, including without limitation the figures used to reach all pricing and payment figures herein, will have no precedential value and therefore will not be used in support or defense of any other claim arising from the Parties' contracts.

21.
Confidential Treatment. The information contained herein is confidential business information. The Parties will limit the disclosure of this MOA's contents to employees with a need to know and who understand that they are not to disclose its contents to any other person or entity without the prior written consent of the other Party. Notwithstanding the above, the Parties may file this MOA with the SEC, if legally required to do so, but must give the other Party 24 hours advance notice and seek confidential treatment as appropriate after providing such Party the opportunity to provide comments. Nothing in this section will prevent either Party from making reasonable disclosures during the course of its earnings calls.

22.
Investigation. Each Party has made such investigation of the facts pertaining to this MOA and of all the matters pertaining hereto as it deems necessary. Each Party has read this MOA and understands its contents.

23.
Interpretation. Each Party has had the opportunity to draft, review, and edit this MOA. Accordingly, no presumption for or against either Party arising out of drafting all or any part of this MOA will be applied in any action relating to or arising from this MOA; and the Parties hereby waive the benefit of any statute or common law rule providing that in cases of uncertainty language of a contract should be interpreted against the Party who caused the uncertainty to exist.

24.	Express Agreement. Except as expressly provided in this MOA, all other terms and conditions of the Contracts remain in full force and effect.

EXECUTED as of the Effective Date by the duly authorized representatives of the Parties.

BOEING	SELLER
Boeing Commercial Airplanes	Spirit AeroSystems, Inc.
Name: Thomas F. McGuigan	Name: Joseph Bolmarcich
Title: Sr. Manager, Contract	Title: Contracts Director
Date: 12/21/2018	Date: 12/21/2018
/s/ Thomas F. McGuigan	/s/ Joseph Bolmarcich